EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 31, 2004, with respect to the consolidated financial statements of Scala Business Solutions N.V. as of December 31, 2003 and 2002 and for the years then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus. Our audit report refers to the restatement of Scala Business Solutions N.V.’s consolidated financial statements for the year ended December 31, 2002.

/s/    KPMG ACCOUNTANTS N.V.

KPMG Accountants N.V.

Amsterdam, The Netherlands

May 10, 2004